UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 28, 2005

                        Commission File Number 000-50218

                               BEKEM METALS, INC.
                  ---------------------------------------------
                  (formerly known as EMPS Research Corporation)
             (Exact Name of Registrant as Specified in its Charter)

               UTAH                                       87-0669131
   --------------------------------            -------------------------------
   (State or other jurisdiction of             (I.R.S. Employer Identification
    incorporation or organization)                          Number)

                 875 Donner Way, Unit 705, Salt Lake City, Utah
                 ----------------------------------------------
                    (Address of principal executive offices)

                                      84108
                                   ----------
                                   (Zip Code)

                                 (801) 582-1881
                 -----------------------------------------------
                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition of Assets

         This Form 8-K/A amends the Current Report on Form 8-K (the "Initial Report") of Bekem Metals, Inc., (formerly known as "EMPS Research Corporation") (the "Company"), filed on February 2, 2005, disclosing that on January 28, 2005, the Company had acquired 100% of the outstanding capital stock of Condesa Pacific S.A. The sole purpose of this amendment is to provide the audited financial statements for the period from March 4, 2004 (date of inception) through December 31, 2004, of Condesa Pacific S.A. as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

         (a) Bekem Metals, Inc., (formerly known as "EMPS Research Corporation")
         - Unaudited Pro Forma Financial Information

         (b) Condesa Pacific S.A. - Report of Registered Public Accounting Firm and Financial Statements

         (c) Bekem Metals, Inc. - Report of Registered Public Accounting Firm and Financial Statements

         (d) Exhibits:

             None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Bekem Metals, Inc.



Date: April 13, 2005                               By: /s/ James Gunnell
                                                      --------------------------
                                                      James Gunnell, Secretary

                       BEKEM METALS, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS



UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Unaudited Pro Forma Financial Information

     Unaudited Pro Forma Condensed Consolidated Balance Sheet -
       December 31, 2004

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Period from March 5, 2004 through December 31, 2004

     Notes to Unaudited Pro Forma Financial Information


CONDESA PACIFIC S.A. AND SUBSIDIARY

     Report of Registered Certified Public Accounting Firm

     Consolidated Balance Sheet - December 31, 2004

     Consolidated Statement of Operations for the Period from March 5, 2004 through December 31, 2004

     Consolidated Statement of Shareholders' Deficiency for the
       Period from March 5, 2004 through December 31, 2004

     Consolidated Statement of Cash Flow for the Period from
       March 5, 2004 through December 31, 2004

     Notes to the Consolidated Financial Statements

BEKEM METALS, INC.

     Report of Registered Public Accounting Firm

     Balance Sheets as of December 31, 2004 and 2003

     Statements of Operations for the Years Ended December 31, 2004
       and 2003 and for the Cumulative Period from January 31, 2001 (Date of Inception) through December 31, 2004

     Statements of Shareholders' Equity (Deficiency) for the Cumulative
       Period from January 31, 2001 (Date of Inception) through
       December 31, 2004

     Statements of Cash Flows for the Years Ended December 31, 2004
       and 2003 and for the Cumulative Period from January 31, 2001 (Date of Inception) through December 31, 2004

     Notes to Financial Statements

                       BEKEM METALS, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


On December 3, 2004 Bekem Metals, Inc. (formerly EMPS Research, Inc.), ("Bekem") entered into a Plan and Agreement of Reorganization with Condesa Pacific S.A. ("Condesa") a British Virgin Islands international business company, which was completed on January 28, 2005, the Company completed the closing of the Agreement. Bekem acquired 100% of the outstanding capital stock of Condesa in exchange for the issuance of 35,000,000 common shares. As a result of the issuance, the shareholders of Condesa now own 91% of the outstanding common stock of Bekem. The transaction resulted in a change of control of Bekem and a change in the reporting entity to Condesa.

Condesa's primary asset is an exploration and production contract held by its wholly-owned subsidiary Kaznickel, LLP. The exploration and production contract, which was issued by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, grants Kaznickel the exclusive right to explore for and produce nickel, cobalt, and other minerals in the 616 hectare (1,522 acre) Gornostayevskoye field located in the East Beskaragaiskiy Region, of East Kazakhstan in the Republic of Kazakhstan. Condesa intends to pursue the exploration and development of the Gornostayevskoye field.

Bekem had 3,300,000 shares of common stock outstanding prior to the transaction that remained outstanding. For financial reporting purposes, Condesa was considered to have been the acquirer. The acquisition was recognized as a forwars stock split of Condesa's 50,000 shares of capital stock outstanding prior to the reorganization for 35,000,000 common shares, or a 700-for-1 stock split. Condesa's financial statements will continue to present its assets and liabilities at their historical cost. The assets of Bekem were considered to have been acquired by Condesa in exchange for the assumption of Bekem's liabilities and the issuance of 3,300,000 common shares. The assets consisted of cash of $2,841.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 has been prepared to present the effects of the acquisition of Bekem Metals, Inc. and as though the acquisition had occurred and the common stock had been issued on December 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the period from March 5, 2005 (date of inception of Condesa) through December 31, 2004 has been prepared to present the effects of the acquisition of Bekem as though the acquisition had occurred and the common stock had been issued on March 5, 2004. The unaudited pro forma financial information is illustrative of the effects of the acquisition and does not necessarily reflect the financial position or results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ending December 31, 2005, or any other period.

                                       BEKEM METALS, INC. AND SUBSIDIARIES
                            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                DECEMBER 31, 2004


                                                     Bekem        Condesa       Pro Forma          Pro Forma
                                                   Metals, Inc.   Pacific, S.A.  Adjustements       Results
                                                  ----------------------------------------------- ------------
ASSETS
Cash                                                  $ 2,841       $ 4,190            $ -            $ 7,031
Prepaid expenses                                            -        21,337              -             21,337
                                                  ------------   -----------   ------------       ------------
Total current assets                                    2,841        25,527              -             28,368
Property and equipment, net                                 -        45,044              -             45,044
Mineral property rights, net                                -     1,182,007              -          1,182,007
Patents and deferred patent costs                       1,840             -              -              1,840
Long-term deferred expenses                                 -        15,117              -             15,117
                                                  ------------   -----------   ------------       ------------

Total assets                                          $ 4,681    $1,267,695            $ -        $ 1,272,376
                                                  ============   ===========   ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Accounts payable                                     $ 12,992      $ 85,384            $ -           $ 98,376
Accrued liabilities                                       100        26,959              -             27,059
Deferred revenue                                        2,568                            -              2,568
Loan payable to a related party                             -        92,308              -             92,308
                                                  ------------   -----------   ------------       ------------
Total current liabilities                              15,660       204,651              -            220,311
                                                  ------------   -----------   ------------       ------------

Asset retirement obligation, net                            -       675,460                           675,460
                                                  ------------   -----------                      ------------

Stockholders' Equity (Deficiency)
Common stock; $0.001 par value                          3,300        50,000         35,000   (A)       38,300
                                                                                   (50,000)  (C)
Additional paid-in capital                            224,503       704,456        (35,000)  (A)      705,177
                                                                                  (238,782)  (B)
                                                                                    50,000   (C)
Deficit accumulated during the development stage     (238,782)     (366,872)       238,782   (B)     (366,872)
                                                  ------------   -----------   ------------       ------------

Total Shareholders' Equity (Deficiency)               (10,979)      387,584              -            376,605
                                                  ------------   -----------   ------------       ------------

Total Liabilities and Stockholders' Equity
 (Deficiency)                                         $ 4,681    $1,267,695            $ -        $ 1,272,376
                                                  ============   ===========   ============       ============


                     See the accompanying notes to unaudited pro forma financial information.

                                       BEKEM METALS, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE PERIOD FROM MARCH 5, 2004 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004

                                                      Bekem           Condesa         Pro Forma
                                                   Metals, Inc.     Pacific, S.A.    Adjustments              Pro Forma
                                                 ----------------  --------------   ---------------------  ----------------
Exploratory costs                                     $        -       $ 271,099              $ -              $   271,099
General and administrative                               214,305          83,440                -                  297,745
Amortization of intangibles                                  206          16,069                -                   16,275
                                                 ----------------  --------------   --------------         ----------------
Total operating expenses                                 214,511         370,608                -                  585,119
                                                 ----------------  --------------   --------------         ----------------
Other income                                               6,622               -                -                    6,622
Other expense                                             (6,622)          3,736                -                   (2,886)
                                                 ----------------  --------------   --------------         ----------------
Net loss                                              $  214,511       $ 374,344              $ -              $   588,855
                                                 ================  ==============   ==============         ================
Basic net loss per common share                       $     0.07                                               $      0.02
                                                 ================                                          ================

Common shares outstanding used in calculation
of basic loss per common share                         3,300,000                                                38,300,000
                                                 ================                                          ================

                     See the accompanying notes to unaudited pro forma financial information.


                       BEKEM METALS, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION



         A. The issuance of 35,000,000 shares of Bekem in exchange for the outstanding capital stock of Condesa.

         B.       The elimination of Bekem's retained earnings.

         C.       The elimination of Condesa's common stock.

 HANSEN, BARNETT & MAXWELL                    Registered with the Public Company
 A Professional Corporation                       Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750                         an independant member of
Salt Lake City, UT 84180-1128                              BAKER TILLY
    Phone: (801) 532-2200                                 INTERNATIONAL
     Fax: (801) 532-7944
       www.hbmcpas.com


                   REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Condesa Pacific S.A.

We have audited the accompanying consolidated balance sheet of Condesa Pacific S.A. and subsidiary (the "Company") as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the period from March 5, 2004 (Date of Inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Condesa Pacific, S.A. and subsidiary as of December 31, 2004 and the results of their operations and cash flows for the period From March 5, 2004 through December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has no proved mineral reserves and has not yet entered the development stage with respect to its mineral interests and has no production, and therefore insufficient cash flows to sustain operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                   HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
February 17, 2005

CONDESA PACIFIC S.A. AND SUBSIDIARY
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004
 ASSETS

Current Assets
Cash                                                                                                         $     4,190
Prepaid expenses                                                                                                  21,337
-------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                                              25,526
-------------------------------------------------------------------------------------------------------------------------
Non-Current Assets
Property, plant and equipment (net of accumulated depreciation of $1,412)                                         45,044
Long term deferred expenses                                                                                       15,117
Mineral property rights (net of depletion on asset retirement obligation of $6,133)                            1,182,007
-------------------------------------------------------------------------------------------------------------------------
Total Non-Current Assets                                                                                       1,242,168
-------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                                 $ 1,267,695
=========================================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable                                                                                             $    85,384
Accrued liabilities                                                                                               26,959
Short term loan to a related party                                                                                92,308
-------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                                        204,651
-------------------------------------------------------------------------------------------------------------------------
Long-Term Liabilities
Asset retirement obligation                                                                                      675,460
-------------------------------------------------------------------------------------------------------------------------
Total Long-Term Liabilities                                                                                      675,460
-------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                                                880,111
-------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
Common stock, $1 par value, 50,000 shares authorized
and issued                                                                                                        50,000
Additional paid-in capital                                                                                       704,456
Deficit accumulated during the exploration stage                                                                (366,872)
-------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                                       387,584
-------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                                   $ 1,267,695
=========================================================================================================================


                    The accompanying notes are an integral part of these financial statements.

CONDESA PACIFIC S.A. AND SUBSIDIARY
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 5 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Revenue                                                                                      $        -
--------------------------------------------------------------------------------------------------------

Operational Expenses
Exploratory costs                                                                               271,099
General and administrative expenses                                                              99,509
--------------------------------------------------------------------------------------------------------

Total Expenses                                                                                  370,608
--------------------------------------------------------------------------------------------------------

Loss From Operations                                                                           (370,608)
--------------------------------------------------------------------------------------------------------

Other Income (Expense)
Exchange rate gain                                                                                3,736
--------------------------------------------------------------------------------------------------------

Net Loss                                                                                     $ (366,872)
========================================================================================================



                    The accompanying notes are an integral part of these financial statements.

CONDESA PACIFIC S.A. AND SUBSIDIARY
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM MARCH 5 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
--------------------------------------------------------------------------------------------------------------------------------


                                                                                                   Deficit
                                                    Common Shares                                Accumulated          Total
                                             -----------------------------     Additional         During the       Stockholders'
                                                Shares           Amount      Paid-in Capital   Exploration Stage     Equity
--------------------------------------------------------------------------------------------------------------------------------
Balance - March 5, 2004
(Date of inception)                                 -         $      -        $       -        $        -         $       -

Shares issued for cash, August 12, 2004        20,000           20,000          284,456                 -           304,456

Shares exchanged for 60% interest
in Kaznickel, November 19, 2004                30,000           30,000          420,000                             450,000

Net loss for period                                 -                -                -          (366,872)         (366,872)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004                     50,000         $ 50,000        $ 704,456        $ (366,872)        $ 387,584
================================================================================================================================


                    The accompanying notes are an integral part of these financial statements.

CONDESA PACIFIC S.A. AND SUBSIDIARY
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOW
FOR THE PERIOD FROM MARCH 5 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net loss                                                                                                   $ (366,872)
Adjustments to reconcile net loss to
   net cash provided by operating activities:
Depreciation                                                                                                    1,398
Depreciation and accretion expense on asset retirement obligation                                              16,069
Foreign currency exchange gain                                                                                  3,736
Change in operating assets and liabilities:
Prepaid expenses and other current assets                                                                      79,838
Accounts payable and accrued liabilities                                                                       81,457
----------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                                                    (184,374)
----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Purchase of property and equipment                                                                            (24,641)
Cash used in acquisition of Kaznickel                                                                        (300,000)
Cash acquired in purchase of Kaznickel                                                                        121,059
----------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Investing Activities                                                          (203,582)
----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Proceeds from short-term note payable                                                                          91,404
Proceeds from issuance of common stock                                                                        304,456
----------------------------------------------------------------------------------------------------------------------
Net Cash Used in Financing Activities                                                                         395,860
----------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                                                                        (3,714)
Net Increase (Decrease) in Cash                                                                                 4,190
----------------------------------------------------------------------------------------------------------------------
Cash at Beginning of Year                                                                                           -
----------------------------------------------------------------------------------------------------------------------
Cash at End of Year                                                                                        $    4,190
======================================================================================================================

Supplemental Cash Flow Information

Acquisition of Kaznickel
Fair value of the assets acquired                                                                          $1,441,387
Cash paid for a 40% equity interest                                                                          (300,000)
Fair value of 30,000 shares of stock issued to acquire the remaining 60% interest                            (450,000)
                                                                                                         -------------
Liabilities assumed                                                                                        $  691,387



                    The accompanying notes are an integral part of these financial statements.


                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Condesa Pacific S.A. is engaged through its wholly-owned subsidiary, Kaznickel LLP, (collectively, the "Company") in the acquisition and exploration of mineral resource properties, specifically the Gornostay nickel and cobalt deposit (the "Deposit") located in the East Kazakhstan Oblast of the Republic of Kazakhstan ("RK"). Kaznickel acquired the rights to explore and develop the Gornostay Deposit on April 22, 2004 and is active in exploration of the Mineral Property. Condesa was incorporated under the laws of the British Virgin Islands on March 5, 2004. Condesa acquired Kaznickel on September 22, 2004 in a purchase business combination as further described in Note 2.

Principles of Consolidation - The consolidated financial statements of the Company include the accounts of Condesa Pacific S.A. since its inception and Kaznickel LLP ("Kaznickel"), a Kazakh partnership, since the date of its acquisition by Condesa. Intercompany transactions are eliminated upon consolidation.

Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Business Condition - The Company has no proven mineral reserves and has not yet entered the development stage with respect to its mineral interests, and has no production. There has been no revenue from operations, and it has incurred a net loss of $362,435 for the period ended December 31, 2004. In addition, current liabilities exceeded current liabilities by $179,144 at December 31, 2004. Management expects to generate sufficient cash to fund its current activities by issuing equity securities and receiving financial assistance, if needed, from its shareholders. There is no assurance, however, that funds can be raised or that the shareholders will have the ability to provide financial assistance to the Company. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Exploration Stage Company - The Company is considered to be in the exploration stage. Since its inception March 5, 2004, the Company has devoted substantially all of its efforts in raising capital and acquiring Kaznickel, and then exploring for mineral property under its exploration contract. The mineral property has not reached a development or production stage and accordingly, no revenues from production of the property have been recorded. The Company is considered to be in the development stage for financial reporting purposes. A separate disclosure of additional information including presentation of cumulative amounts of revenues and expenses and cash flows from inception, and deficits accumulated during the development stage are required under FAS 7, Accounting and Reporting by Development Stage Enterprises. However, the cumulative amounts are not described in the accompanying consolidated financial statements during this, the first reporting year from the Company's inception because these amounts are the cumulative amounts.

Currency Translation - The consolidated financial statements are presented in U.S. dollars, the functional currency of the Company's subsidiary operating in Kazakhstan. Non-monetary assets and liabilities of Kaznickel are translated into U.S. dollars using historical exchange rates and monetary assets and liabilities are translated into U.S. dollars using exchange rates on the date of the financial statements. Results of operations are translated at the average exchange rates during the reporting period. Exchange gains and losses resulting from financial statement translation and from holding foreign currencies are included in the results of operations.

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

Prepaid Expenses -- Prepaid expenses relate to office rent, subscriptions, and insurance. Prepaid expenses are charged to operations in the period the related service or work is performed.

Mineral Property Rights -- Mineral property acquisition costs, site restoration costs and development costs on mineral properties with proven and probable reserves are capitalized and will be depleted using the units-of-production method over the estimated life of the reserves. If there are insufficient reserves to use as a basis for depleting such costs, they are written off as a mineral property or mineral interest impairment in the period in which the determination is made. Site restoration costs are depleted over the term of their expected life. Interest costs are capitalized on mineral properties and mineral interests in development. The development potential of mining properties is established by the existence of proven and probable reserves, reasonable assurance that the property can be permitted as an operating mine and evidence that there are no metallurgical or other impediments to the production of saleable metals.

Exploration costs incurred on mineral interests, other than acquisition costs, prior to the establishment of proven and probable reserves are charged to operations as incurred. Development costs incurred on mineral interests with proven and probable reserves will be capitalized as mineral properties. The Company regularly performs evaluations of its investment in mineral interests to assess the recoverability and / or the residual value of its investments in these assets. All mineral interests and mineral properties are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon undiscounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization.

Management's estimates of mineral prices, recoverable probable reserves, and operating, capital and reclamation costs, when available, are subject to certain risks and uncertainties which may affect the recoverability of mineral property costs. Although management has made its best estimate of these factors, it is possible that changes could occur in the near term, which could adversely affect the future net cash flows to be generated from the properties.

Property, and Equipment - Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the following estimated useful lives of the assets:

         Buildings and constructions              12.5 years
         Machinery and equipment                     7 years
         Vehicles                                   10 years
         Other fixed assets                     3 - 10 years
         ----------------------------------------------------

Revenue Recognition - Revenues, which will arise from the sale of cobalt and nickel ore or processed cobalt and nickel will be recorded when persuasive evidence of an arrangement exists, title to product transfers to the customer, and collectibility is reasonably assured. Produced, but unsold minerals or ore will be recorded as inventory until sold.

Financial Instruments - The nature of the Company's operation exposes the Company to fluctuations in commodity prices, foreign currency exchange risk and credit risk. The Company recognizes these risks and manages its operation in a manner such that exposure to these risks is minimized to the extent practical. The Company is not exposed to fluctuations in interest rates because its loans are interest free, as a general requirement under Kazakh law for non-financial institutions.

Income taxes - Income taxes are calculated using the liability method of tax accounting. Under this method, future income tax assets and liabilities are computed based on temporary differences between the tax basis and carrying amount on the balance sheet for assets and liabilities. Future income tax assets and liabilities are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse.

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - ACQUISITION OF KAZNICKEL LLP

On July 9, 2004 Condesa entered into an investment agreement under which Condesa provided a $300,000 convertible loan to Kaznickel LLP, which was immediately converted into a new 40 percent equity interest in Kaznickel. On September 22, 2004, Brisa Equities, a British Virgin Islands holding company, acquired a controlling interest in Kaznickel by purchasing 60 percent of the founding partners' 60 percent interests. As consideration for the purchase, the original partners' obtained a commitment from Brisa to facilitate a reverse merger with a U.S. public company, and a commitment to obtain funding enabling Kaznickel to further develop its mineral property rights. The value of the commitment was estimated to be $450,000 based on the percent of Kaznickel obtained for the cash investment of $300,000 previously. On November 19, 2004, Brisa and the remaining Kaznickel partners exchanged their 60% interest in Kaznickel for a new 60% interest in Condesa, thereby making Kaznickel a wholly-owned subsidiary of Condesa. The acquisition of a controlling interest in Kaznickel by Brisa and Condesa was considered the purchase of Kaznickel with a measurement date of September 22, 2004, the date Brisa and Condesa obtained control from the original Kaznickel partners.

Condesa has accounted for the acquisition of Kaznickel as a purchase business combination with a purchase price of $750,000. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Negative goodwill was not recognized in connection with the acquisition of Kaznickel. Instead, the excess of the fair value of the net assets over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the long-term assets. The Company is in the process of obtaining an independent valuation of the net assets acquired. Accordingly the allocation of the purchase price is subject to refinement. At September 22, 2004, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

         Current assets                                    $  231,674
         Mineral property rights                              713,204
         Asset retirement costs of the mineral rights         474,937
         Property and equipment                                21,572
         -------------------------------------------------------------
              Total assets acquired                         1,441,387
         -------------------------------------------------------------
         Current liabilities                                  (25,468)
         Asset retirement obligation                         (665,919)
         -------------------------------------------------------------
              Total liabilities assumed                      (691,387)
         -------------------------------------------------------------
         Net Assets Acquired                               $  750,000
         =============================================================

Intangibles assets acquired include the mineral property rights, which are capitalized until the production phase begins, subject to impairment considerations. Other intangible assets include the asset retirement costs of the mineral rights, which has a 20-year estimated life and is subject to amortization at a planned rate of $24,291 per year, and the asset retirement obligation is accreted over its 20-year life with a current estimated expense of $43,274 per year.

NOTE 3 - MINERAL PROPERTY RIGHTS

Kaznickel acquired its interest in the Contract on Exploration and Development of Gornostay Cobalt and Nickel Deposit (the "Contract") issued by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the "Ministry") dated February 26, 2004. By virtue of the Contract, Kaznickel acquired the right to exploit the mineral property including the right to explore, develop and produce the cobalt and nickel mineral resources on the Deposit through February 26, 2026. The Company has the right to re-negotiate the contract at that time for an additional 30 years. The government of Kazakhstan retains the title to the property; accordingly, the Company's mineral interest is considered to be an intangible asset. As more fully described in Note 2, the Company capitalized the

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

acquisition costs of its mineral interest upon the purchase business combination with Kaznickel. The allocated purchase price included a capitalized amount of an acquired asset retirement obligation. While the property is not in production, the asset retirement cost is depleted over the life of the contract from the date of acquisition. Capitalized costs and related accumulated amortization at December 31, 2004 is as follows:

-----------------------------------------------------------------------------------------------
                                    Mineral Property    Depletion of Asset      Net Mineral
                                          Rights         Retirement Cost      Property Rights
-----------------------------------------------------------------------------------------------
Cost as of September 22, 2004         $         -             $     -         $         -
Acquisitions:
   Mineral property                       713,204                                 713,204
   Asset retirement obligation            474,936               6,073             481,009
-----------------------------------------------------------------------------------------------
Net Carrying Value                    $ 1,188,140             $ 6,073         $ 1,194,213
===============================================================================================

The Contract provides the Company certain rights and also imposes certain obligations and commitments. The rights include exploration through February 2006, and development and production of minerals through February 26, 2026. The Company may transfer its right to third parties in accordance with Kazakh laws and regulations and has a right to renegotiate and extension of the Contract. Significant rights and obligations and commitments of the Contract include monetary commitments for exploration of $200,000 in 2005 and 2006, and expenditures to support social projects amounting to $300,000 during the production stage. In addition, the Company was required to pay a fee of $2,000 upon award of the Contract, and a fee for the use of Kazakh owned technical data of $835,759 of which $4,179 was paid on award of the Contract and $831,580 will be due upon a finding of commercial deposits. Royalties of 0.5% of ores extracted and sold will be required. The Contract subjects the Company to pay regular income tax of 30 percent and requires and excess profits tax of 15 to 60 percent if its net profits exceed 20 percent of gross profit. Obligations also include the establishment and funding of a reclamation fund that includes the cost of removing buildings and equipment used in the Deposit area. The Company is also required to comply with Kazakh environmental laws and regulations.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

The Company's property, plant and equipment consist of the following:

         Balance at March 4, 2004                    $      -
         Additions                                     46,456
         Less: Accumulated Depreciaiton                (1,412)
         -----------------------------------------------------
         Balance at December 31, 2004                $ 45,044
         =====================================================

NOTE 5 - LONG TERM DEFERRED EXPENSES

The Company completed a remodel of its Semeypalatinsk, Kazakhstan offices, which costs are applied against monthly office rent charges through May 1, 2007. The current portion of long term deferred expenses is included in other current assets.

NOTE 6 - INCOME TAXES

In accordance with the laws and regulations of the Republic of Kazakhstan income taxes are calculated at the statutory rate of 30 percent. Net operating losses for development companies in the exploration and development may be carried forward for the 7 subsequent years from the date the losses are incurred.

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

Therefore, the Company has deferred tax assets due to the savings of income tax in future periods. However, the Company assessed the recoverability of these deferred tax assets and created a provision against them until it has more evidence of its recoverability in the future periods.

Deferred tax assets and liabilities are as follows:

                                                                 2004
------------------------------------------------------------------------

Tax loss carryforward                                         $ 102,253
Property and equipment                                           (4,457)
Asset retirement obligation                                     202,638
Valuation allowance                                            (300,434)
------------------------------------------------------------------------

Total deferred tax assets                                     $       -
========================================================================

The following is a reconciliation of the amount of tax that would result from applying the federal rate to pretax income with the provision for income taxes:

                                                                  2004
------------------------------------------------------------------------
Tax at US Federal statutory rate (34%)                         (123,479)
Non-deductible expenses                                           1,840
Deferred tax asset valuation change                             107,112
Effect of lower foreign tax rates                                14,527
------------------------------------------------------------------------
Income tax provision                                                  -
------------------------------------------------------------------------

NOTE 7 - RELATED PARTY TRANSACTIONS

On December 2, 2004 the Company borrowed $92,308 from CJSC Kazmorgeophysika, a Kazakh company related by virtue of several common shareholders. The short-term loan is interest free and was due on its original terms by December 31, 2004. During January 2005 the Company borrowed an additional $92,300 from CJSC Kazmorgeophysica, as an interest-free, due on demand note.

NOTE 8 - ASSET RETIREMENT OBLIGATION

Upon purchase of Kaznickel, the Company recorded the effects of an asset retirement obligation in accordance with SFAS No. 143, "Accounting for Asset Retirement Obligations," and related interpretations, which requires entities to record the fair value of a liability for an asset retirement obligation when it is incurred which, for the Company, is obliged as part of Kaznickel's Contract with the Ministry. Under the Contract, the Company is required to remediate the property from the effects of the open pit mining process. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the asset. The Company's asset retirement obligations relate primarily to the obligation to fill mining pits and restore surface conditions at the conclusion of term of the Contract.

SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. When the liability is initially recorded, the related cost is capitalized by increasing the carrying amount of the related mineral interest rights. Over time, the liability is accreted upward for the change in its present value each period until the obligation is settled. The initial capitalized cost is amortized as a component of mineral rights interests as described in Note 1.

The reconciliation of the asset retirement obligation for the period through December 31, 2004 is as follows:

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------


Acquisition of Kaznickel                                         $665,919
Liabilities incurred                                                    -
Accretion expense                                                   9,996
--------------------------------------------------------------------------
Balance December 31, 2004                                        $675,915
==========================================================================

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Concentration of Risk Relating to Foreign Mining Operations -- All of the Company's properties are located within the Republic of Kazakhstan in Central Asia. In addition to general industry risks of nickel and cobalt price fluctuations, and potential lack of economic viability of the claims, the Company has a concentration of risk related to its foreign properties and interests which are subject to political uncertainty, changes in government, unilateral renegotiation of licenses, claims or contracts, and nationalization, or other uncertainties. In addition, the validity of mining claims which constitute the Company's property holdings in Kazakhstan, may, in certain cases, be uncertain and are subject to being contested.

Kazakhstan business environment - Kazakhstan, as an emerging market, has a legal and regulatory infrastructure that is not as mature and stable as those usually existing in more developed free market economies. As a result, operations carried out in Kazakhstan can involve risks and uncertainties that are not typically associated with those in developed markets. The instability associated with the ongoing transformation process to a market economy can lead to changes in the business conditions in which the Company currently operates. Changes in the political, legal, tax or regulatory environment could adversely impact the Company's operations.

Tax matters - The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations, as interpreted by the Kazakh authorities, can lead to the imposition of fines, penalties and interest.

Environmental matters - Extensive national, regional and local environmental laws and regulations in Kazakhstan affect the Company's operations. These laws and regulations set various standards regulating certain aspects of health and environmental quality, provide for user fees, penalties and other liabilities for the violation of these standards and establish, in some circumstances, obligations to remediate current and former facilities and off-site locations. The Company believes it is currently in compliance with all existing Republic of Kazakhstan environmental laws and regulations. However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent. Compliance in the future could require significant expenditures, which may adversely affect the Company's operations.

Operating Leases - The Company rented a number of cars for operational purposes and has potential commitment of $99,000 in case of loss for any reason, which is not covered by any insurance.

NOTE 10 - COMMON STOCK

The Company's authorized capital consists of 50,000 shares of $1 per share par value. The Company entered into an investment agreement with investors on July 9, 2004 under which the Company issued 20,000 common shares for cash proceeds of $304,456, or $15 per share, received through August 12, 2004. The remaining 30,000 shares, or 60% of the authorized capital, were issued on November 19, 2004 in exchange for 60% of the equity of Kaznickel as further described in Note
2. The shares issued in exchange for the equity of Kaznickel were valued at $450,000, or $15 per share, based upon the value for which investors received common shares for cash.

                       CONDESA PACIFIC S.A. AND SUBSIDIARY
                         (An Exploration Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 11 - SUBSEQUENT EVENTS

On January 28, 2005, the Company completed the closing of the Plan and Agreement of Reorganization (the "Agreement"), among the Company, and its shareholders, and Bekem Metals, Inc. ("Bekem"), a U.S. publicly traded company. With the completion of the closing, Bekem acquired 100% of the outstanding capital stock of Condesa in exchange for the issuance of 35,000,000 of Bekem common shares. As a result of the issuance, the shareholders of Condesa now hold 91% of the outstanding common stock of Bekem. The reverse merger transaction constitutes a change of control and a change in the reporting entity for Bekem because the shareholders of Condesa maintained their control of Condesa before the merger and control of Bekem after the closing.

 HANSEN, BARNETT & MAXWELL                    Registered with the Public Company
 A Professional Corporation                       Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750                         an independant member of
Salt Lake City, UT 84180-1128                              BAKER TILLY
    Phone: (801) 532-2200                                 INTERNATIONAL
     Fax: (801) 532-7944
       www.hbmcpas.com



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
Bekem Metals, Inc.


We have audited the balance sheets of Bekem Metals, Inc. as of December 31, 2004 and 2003 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years then ended and for the cumulative period from January 31, 2001 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Bekem Metals, Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, and for the cumulative period from January 31, 2001 (Date of Inception) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

                                             HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
March 31, 2005

BEKEM METALS, INC.
(formerly EMPS Research Corporation)
(A Development Stage Company)
BALANCE SHEETS



December 31,                                                                           2004                 2003
-----------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash                                                                            $     2,841          $    22,531
-----------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                  2,841               22,531
-----------------------------------------------------------------------------------------------------------------

Patents and deferred patent costs, net of amortization
  of $796 and $590                                                                    1,840                2,046
-----------------------------------------------------------------------------------------------------------------

Total Assets                                                                    $     4,681          $    24,577
=================================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable                                                                $    12,992          $     2,413
Franchise tax payable                                                                   100                  100
Deferred revenue                                                                      2,568                9,190
-----------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                            15,660               11,703
-----------------------------------------------------------------------------------------------------------------

Shareholders' Equity (Deficiency)
Common stock; $0.001 par value, 50,000,000
 shares authorized, 3,300,000 and 3,300,000 shares
 issued and outstanding, respectively                                                 3,300                3,300
Additional paid-in capital                                                          224,503               33,845
Deficit accumulated during the development stage                                   (238,782)             (24,271)
-----------------------------------------------------------------------------------------------------------------

Total Shareholders' Equity (Deficiency)                                             (10,979)              12,874
-----------------------------------------------------------------------------------------------------------------

Total Liabilities and Shareholders' Equity (Deficiency)                         $     4,681          $    24,577
=================================================================================================================


                    The accompanying notes are an integral part of these financial statements.

BEKEM METALS, INC.
(formerly EMPS Research Corporation)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

                                                                                                                        For the
                                                                                                                     Cumulative
                                                                                                                    Period From
                                                                                                               January 31, 2001
                                                                                                                       (Date of
                                                                                                                     Inception)
                                                                                                                        through
                                                                                                                   December 31,
For the year ended December 31,                                                       2004              2003               2004
--------------------------------------------------------------------------------------------------------------------------------
Revenue                                                                        $         -       $         -        $         -
--------------------------------------------------------------------------------------------------------------------------------

Expenses
General and administrative                                                         214,305            14,999            237,945
Amortization expense                                                                   206               205                795
--------------------------------------------------------------------------------------------------------------------------------

Total Expenses                                                                     214,511            15,204            238,740
--------------------------------------------------------------------------------------------------------------------------------

Net Loss From Operations                                                          (214,511)          (15,204)          (238,740)

Other Income (Expense)
Grant revenue                                                                        6,622             2,042            148,744
Grant expense                                                                       (6,622)           (2,042)          (148,774)
Interest expense                                                                         -                 -                (42)
--------------------------------------------------------------------------------------------------------------------------------

Net Other Income (Expense)                                                               -                 -                (42)
--------------------------------------------------------------------------------------------------------------------------------

Net Loss                                                                       $  (214,511)      $   (15,204)       $  (238,782)
================================================================================================================================

Basic and Diluted Loss Per Share                                               $     (0.07)      $     (0.00)
==============================================================================================================

Weighted Average Common
Shares Outstanding                                                               3,300,000         3,300,000
==============================================================================================================


                    The accompanying notes are an integral part of these financial statements.

BEKEM METALS, INC.
(formerly EMPS Research Corporation)
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
FROM INCEPTION (JANUARY 31, 2001) TO DECEMBER 31, 2OO4

                                                                                           Deficit
                                                                                         Accumulated         Total
                                                    Common Stock          Additional     During the      Shareholders'
                                              -------------------------     Paid-in      Development         Equity
                                               Shares          Amount       Capital         Stage         (Deficiency)
----------------------------------------------------------------------------------------------------------------------
Balance, January 31, 2001 (date of inception)          -      $     -     $        -      $        -       $        -

Shares issued to EMPS Corp. in
exchange for patents and other
consideration, February 14, 2001               3,000,000        1,000          4,000               -            5,000

Capital contributed by former parent
  company upon forgiveness of debt,
  September 30, 2002                                   -            -          2,145               -            2,145

Shares issued for cash consideration
  at $0.10 per share, December 31, 2002          300,000          300         29,700               -           30,000

Net loss for the year ended
December 31, 2002                                      -            -              -          (9,067)          (9,067)
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002                     3,300,000        3,300         33,845          (9,067)          28,078
======================================================================================================================

Net loss for the year ended
December 31, 2003                                      -            -              -         (15,204)         (15,204)
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                     3,300,000        3,300         33,845         (24,271)          12,874
======================================================================================================================

Options granted to non-employees for
  services valued at $0.10 per share,
February 16, 2004                                      -            -        190,658               -          190,658

Net loss for the year ended
  December 31, 2004                                    -            -              -        (214,511)        (214,511)
----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2004                     3,300,000      $ 3,300     $  224,503      $ (238,782)      $  (10,979)
======================================================================================================================


                    The accompanying notes are an integral part of these financial statements.

BEKEM METALS, INC.
(formerly EMPS Research Corporation)
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                                                                                             For the
                                                                                                          Cumulative
                                                                                                         Period From
                                                                                                         January 31,
                                                                                                       2001 (Date of
                                                                                                          Inception)
                                                                                                             through
                                                                                                        December 31,
For the years ended December 31,                                              2004            2003              2004
---------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Cash from grant                                                         $        -      $        -        $  151,312
Cash paid for grant expenses                                                (5,122)         (2,042)         (147,244)
Cash paid for interest                                                           -               -               (42)
Cash paid for non grant expense                                            (14,568)         (9,864)          (33,285)
=====================================================================================================================

Cash Used in Operating Activities                                          (19,690)        (11,906)          (29,259)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
Proceeds from sale of common stock                                               -               -            32,100
---------------------------------------------------------------------------------------------------------------------

Cash Provided by Financing Activities                                            -               -            32,100
---------------------------------------------------------------------------------------------------------------------

Net Change in Cash                                                         (19,690)        (11,906)            2,841

Cash at the Beginning of the Period                                         22,531          34,437                 -
---------------------------------------------------------------------------------------------------------------------

Cash at the End of the Period                                           $    2,841      $   22,531        $    2,841
=====================================================================================================================
Reconciliation of Net Loss to Cash
 Used in Operating Activities

Net Loss                                                                $ (214,511)     $  (15,204)       $ (238,782)
Adjustments to reconcile net loss to
 cash used in operating activities
          Options granted for services                                     190,658               -           190,658
          Amortization of patent costs                                         206             205               796
          Organization costs paid by issuance of common stock                    -               -               264
  Impairment of patent                                                           -               -             2,145
          Change in assets and liabilities:
            Prepaid assets                                                       -           3,441                 -
            Accounts payable                                                10,579           1,694            12,992
            Franchise tax payable                                                -               -               100
            Deferred revenue                                                (6,622)         (2,042)            2,568
---------------------------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities                                   $  (19,690)     $  (11,906)       $  (29,259)
=====================================================================================================================

Supplemental disclosure of noncash investing and financing activities
Common stock issued for assignment of patents
from former Parent                                                      $        -      $        -        $    2,636
=====================================================================================================================

                    The accompanying notes are an integral part of these financial statements.

                               BEKEM METALS, INC.
                      (formerly EMPS Research Corporation)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Bekem Metals, Inc. (The Company) was organized as EMPS Research Corporation under the laws of the State of Utah on January 31, 2001 and elected a fiscal year end of December 31st. EMPS Corporation, the Company's former parent, formed the Company by contributing cash and patented technology in exchange for all of the issued and outstanding shares of EMPS Research Corporation. The Company was formed to further develop and market patented technology for commercially separating nonmagnetic particulate material from other materials without heat or water. The Company has three patents having to do with its business purpose but has not commenced planned principal operations and is considered a development stage company. On January 28, 2005 the Company acquired Condessa Pacific S.A. by issuing stock in a reverse merger transaction resulting in a change of control and a change in the reporting entity, as more fully described in Note 9 - Subsequent Events. On February 9, 2005 the Company changed its name to Bekem Metals, Inc.

Basis of Presentation - The accompanying financial statements include the accounts of EMPS Research Corporation since its inception and are not presented on a consolidated basis with its former Parent, EMPS Corporation. EMPS Research Corporation was spun-off from EMPS Corporation effective May 23, 2003. The 3,000,000 shares of the Company owned by EMPS Corporation were distributed to shareholders of EMPS Corporation and from that date the Company was no longer a subsidiary of EMPS Corporation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Amortization of Patent Rights - The Company is amortizing its cost associated with the acquisition of its patents over a period of 12.8 years, the legally remaining protected lives of the patents, using the straight-line method. The patents are reviewed for impairment annually. Impairment would be recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset. At December 31, 2004 and 2003, the Company patents have a carrying value of $1,840, and $2,046 respectively.

Grant revenue recognition - The Company's Department of Energy (DOE) grant is funded on a cost reimbursement basis and payments received from the grant are treated as earned and recognized as revenue at the time expenditures reimbursable under the grant are incurred. The grant has provisions for advance payments. Grant receivables represent the amount by which expenditures exceed amounts received from the DOE under the grant; deferred revenues represent payments received from the DOE which exceed costs expended under the grant.

Income Taxes - Due to losses at December 31, 2004 and 2003 and since inception, the Company has no provisions for income taxes. Deferred income tax results from timing differences in recognition of income and expense for financial accounting and tax reporting purposes. Timing differences arise from organization costs recognized currently for financial statement purposes as compared to amortization over 60 months for tax purposes and operating loss carry forwards.

                               BEKEM METALS, INC.
                      (formerly EMPS Research Corporation)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003



Share-Based Compensation - The Company adopted a share-based compensation plan on March 12, 2003. The Company accounts for employee options using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Company accounts for options granted to non-employees at their fair value in accordance with FAS 123, Accounting for Stock-Based Compensation. Under FAS No. 123, stock-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete. Share-based compensation to non-employees totaled $190,658 for the year ended December 31, 2004, and $-0- for 2003.

Net Loss Per Share - The computation of net loss per common share is based on the weighted-average number of shares outstanding during the periods presented. As of December 31, 2004 there were outstanding stock equivalents to purchase 2,000,000 shares of common stock that were not included in the computation of diluted loss per share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

Recent Accounting Pronouncements - In December 2004, the FASB issued Statement No. 123 (Revised 2004), Share-Based Payment ("Statement 123(R)"). Statement 123(R) revises Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123(R) requires the recognition of the cost of employee services received in exchange for stock options and awards of equity instruments based on the grant-date fair value of such options and awards, over the period they vest. Under the modified-prospective basis alternative, which has been selected by the Company to adopt Statement 123(R), the Company is required to adopt Statement 123(R) on January 1, 2006 and the Company will the recognize employee compensation from stock options and awards equal to their unamortized grant-date fair value over their remaining vesting period. As of December 31, 2004, no employee options have been granted under the Company's Plan. Accordingly, the effect of adopting Statement 123(R) on options outstanding at December 31, 2004 will not result in the recognition of additional after-tax compensation during the year ending December 31, 2006.

NOTE 2 - COMMON SHARES

EMPS Corporation formed the Company as a wholly owned Subsidiary by contributing $2,100 cash, paying $264 in expenses on behalf of the Company, and by assigning three patents it owned to the Company. As consideration, the Company issued 3,000,000 shares of its common stock to EMPS Corporation, representing all of the issued and outstanding common shares of the Company at the formation date. The patents assigned to the Company were valued at their historical cost to EMPS Corporation of $2,636.

On December 31, 2002, the Company issued 300,000 common shares for $30,000. or $0.10 per share to Techgrand Company Ltd., a Hong Kong limited company, which also owns shares of the common stock of the Company's former Parent.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company has no employees. Officers and directors have provided a small amount of services since inception; however no compensation has been paid or accrued due to the nominal value of such services. During the first six months of 2001, compensation of $20,000 was paid to the Company's DOE grant project manager, related by virtue of his ability to enter into business transactions with the Company not at arms length.

The Company is receiving free office space through a related party. The value of the free rent to date has been of nominal value.

                               BEKEM METALS, INC.
                      (formerly EMPS Research Corporation)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


On February 16, 2004 the Company issued options for one million common shares to current shareholders for services provided to the Company more fully described in Note 7.

The Company decided to abandon its continuation-in-part (CIP) patent application during the quarter ended September 30, 2002. At December 31, 2001, the costs associated with this application were recorded as deferred patent costs. At the time of the abandonment, the costs for the CIP patent application had no future value and the $2,145 carrying amount of the deferred patent costs were charged to operations. The deferred patent costs had been paid on behalf of the Company by its Parent. At the time of abandonment, the Parent forgave the debt advanced and the Company recorded a $2,145 capital contribution.

NOTE 4 - INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of December 31, 2004, the Company had net operating loss carry forwards for federal income tax reporting purposes of $86,311 which, if unused, will expire between 2022 and 2023. The tax effect of the operating loss carry forwards at December 31, 2004 and 2003 is as follows:

         December 31,                               2004                 2003
         ---------------------------------------------------------------------
         Operating loss carry forward          $  89,053            $   9,040
         Valuation allowance                     (89,053)              (9,040)
         ---------------------------------------------------------------------

         Total Deferred Tax Asset              $       -            $       -
         =====================================================================


The following is a reconciliation of the income taxes computed using the federal statutory rate to the provision for income taxes:


         For the years ended December 31,             2004               2003
         ---------------------------------------------------------------------
         Tax at federal statutory rate (34%)     $ (72,934)         $  (5,169)
         State tax benefit                          (7,079)              (502)
         Change in valuation allowance              80,013              5,671
         ---------------------------------------------------------------------

         Provision for Income Taxes              $       -          $       -
         =====================================================================


NOTE 5 - DEPARTMENT OF ENERGY AWARD

The Department of Energy (DOE), through its Office of Industrial Technologies
(OIT) 2000 Inventions and Innovation (I&I) Program, awarded a $199,000 grant to the Company during 2001 for the Company's project entitled "Development of a High-Frequency Eddy-Current Separator".

The grant is a DOE small business grant and thus the Company has no financial obligation to DOE under the award. The Company is not required to compensate DOE upon successful (or unsuccessful) commercialization of a prototype (such as for royalties or commissions). Prior to entering into the award the Company had the option to identify technical data that was proprietary and to elect to retain title to this proprietary data. In so doing, the unlimited right to such technical data by DOE was voided per DOE regulations. In accordance with DOE regulations, a small business concern has a "subject invention" related to work done under the award, it can obtain unlimited rights to the technical data for the "subject invention", and has license to use the invention only for government use and not commercial use. Even so, if proper application and

                               BEKEM METALS, INC.
                      (formerly EMPS Research Corporation)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


reporting is done for the "subject invention" the small business concern can retain title to the "subject invention" and the above rights to DOE to use the invention or technical data is voided. Management intends to perform the proper reporting and application process to retain title to any "subject invention" that may arise, if any, during the course of the award.

The original project period was from February 1, 2001 to January 31, 2003 but has been extended to June 30, 2005. Research assistance conducted under the grant has been subcontracted to two entities. During the years ended December 31, 2004 and 2003 the Company incurred grant expenses in the amount of $6,622 and $2,042, respectively. Total grant expense from inception through December 31, 2004 is $148,744.

NOTE 6 - PATENTS

The Company received three patents by assignment from it parent at formation. The three patents related to the Company's particle separation technology and were valued at their historical cost to its parent of $2,636. Amortization expense is being recognized on a straight-line basis through 2013. Amortization expense for the years ending December 31, 2004 and 2003 was $206 and $205. The parents are currently carried at a value of $1,840, net of accumulated amortization expense of $796. The amortization expense for each of the next five years is anticipated to be $205 per year.

NOTE 7 - STOCK OPTION PLAN

On March 12, 2003, the Board of Directors approved the EMPS Research Corporation 2003 Stock Option Plan (the "Plan"), which allows for the grant of up to 5,000,000 incentive stock options or nonqualified stock options. The exercise price of the incentive stock options granted under the Plan will be determined by the Stock Option Committee of the Board of Directors at the time of grant and may not be less than 100% of the fair value of the stock. The exercise price of an incentive stock option granted to a 10% shareholder shall not be less than 110% of the fair value of the stock. Expiration and vesting terms of options will be determined at the time of the grant.

On February 16, 2004, the Company issued two non-qualified options to purchase an aggregate of 2,000,000 common shares at an exercise price of $0.10 per share. The options, which expire on February 16, 2009, were issued to an outside consultant and to a current shareholder. The exercise price was determined by the board of directors and was equal to the cash price of the Company's most recent sale of common shares and the value for which the Company agreed to sell shares to Techgrand in the private placement equity agreement described below. The option had a fair value on the award date of $190,658 and the Company recognized a charge to operations on that date of $190,658. The options were valued on the grant date using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.02%; expected dividend yield of 0.0%; expected life of 5 years and estimated volatility of 175%.

NOTE 8 - PRIVATE EQUITY CREDIT AGREEMENT

On November 12, 2003, the Company entered into a Private Equity Credit Agreement with Techgrand Company Limited, a Hong Kong limited company ("Techgrand"), a current shareholder. Techgrand has agreed to provide the Company an equity credit line of up to $470,000. Pursuant to the Agreement, the Company can require Techgrand to purchase restricted common shares of the Company in increments of $75,000 to $100,000, up to a total of $470,000 worth of restricted Company common stock at the greater of $0.10 per share or 85% of the prevailing market price as defined in the Agreement. The Company intends to use these funds for operational expenses and to further its business activities. No funds have been advanced and no shares of the Company's common stock have been issued under this Agreement.

                               BEKEM METALS, INC.
                      (formerly EMPS Research Corporation)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 9 - SUBSEQUENT EVENT

On December 3, 2004 the Company entered into a Plan and Agreement of Reorganization with Condesa Pacific S.A., a British Virgin Islands international business company and on January 28, 2005, the Company completed the closing of the Agreement. The Company acquired 100% of the outstanding capital stock of Condesa Pacific, S.A. (Condesa) in exchange for the issuance of 35,000,000 common shares of the Company. As a result of the issuance, the shareholders of Condesa now own approximately 90% of the outstanding common stock of the Company. The consideration exchanged in connection with this transaction was determined through negotiation by the parties. The transaction resulted in a change of control of the Company and a change in the reporting entity.

Condesa is a British Virgin Islands international business company whose primary asset is an exploration and production contract held by its wholly-owned subsidiary Kaznickel, LLP. The exploration and production contract, which was issued by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, grants Kaznickel the exclusive right to explore for and produce nickel, cobalt, and other minerals in the 616 hectare (1,522 acre) Gornostayevskoye field located in the East Beskaragaiskiy region of Kazakhstan in the Republic of Kazakhstan. The Company intends to pursue the exploration and development of the Gornostayevskoye field.

None of the Condesa shareholders were shareholders of the Company immediately prior to the completion of the closing of the Agreement. None of the Company's executive officers or directors has changed as a result of this transaction and no change in the executive officers or directors of the Company is required under the terms of the Agreement.

On February 9, 2005, the Company's Board of Directors approved, and holders of a majority of the outstanding shares of the Company approved and ratified a change in the Company's name from EMPS Research Corporation to Bekem Metals, Inc., and on March 16, 2005 the Company filed an amendment to its Articles of Incorporation changing its name to Bekem Metals, Inc. The Company changed its name to better reflect its efforts to explore and develop the Gornostayevskoye mineral field in East Kazakhstan.